UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

PowerUp Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-41293	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

188 Grand Street Unit #195

New York, NY 10013

(Address of Principal Executive Offices)

(347) 313-8109

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	PWUPU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share, included as part of the Units	PWUP	The Nasdaq Stock Market LLC
Redeemable Warrants each exercisable for one Class A Ordinary Share for $11.50 per share, included as part of the units	PWUPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At an extraordinary general meeting of shareholders held on May 22, 2024, the shareholders of PowerUp Acquisition Corp. (the “Company”) approved two amendments to the Amended and Restated Memorandum and Articles of Association of the Company. The amendments serve to (i) extend the date by which the Company must consummate an initial business combination from May 23, 2024 to February 17, 2025 and (ii) remove the requirements limiting the Company’s ability to consummate an initial business combination if it would have less than $5,000,001 in net tangible assets prior to or upon consummation of such initial business combination.

Following receipt of shareholder approval of the amendments, the Company filed the amendments with the Cayman Islands Registrar. The foregoing summary is qualified by the full text of the Amendment to the Amended and Restated Memorandum and Articles of Association, which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2024, the Company held an extraordinary general meeting of shareholders (the “Meeting”) to approve, among other things, the amendments to the Company’s Amended and Restated Memorandum and Articles of Association of the Company described in Item 5.03 above. As of the close of business on April 2, 2024, the record date for the Meeting, there were 8,991,229 Class A ordinary shares of the Company issued and outstanding. A total of 7,816,061 Class A ordinary shares were present or represented by proxy at the Meeting, representing approximately 86.93% of the issued and outstanding Class A ordinary shares as of the record date for the Meeting, which constituted a quorum to conduct business.

Set forth below are the final voting results on the proposals considered and voted upon at the Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2024 (the “Proxy Statement”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Proxy Statement.

1. The Extension Amendment Proposal. To consider and vote upon a proposal, by special resolution, to extend the date by which the Company must consummate an initial business combination from May 23, 2024 to February 17, 2025 by amending the Company’s Amended and Restated Memorandum and Articles of Association. This proposal was approved and the final voting results were as follows:

For	Against	Abstain
7,753,807	62,254	0

2. The NTA Proposal. To consider and vote upon a proposal to approve, by special resolution, to remove the requirements limiting the Company’s ability to consummate an initial business combination if it would have less than $5,000,001 in net tangible assets prior to or upon consummation of such initial business combination by amending the Company’s Amended and Restated Memorandum and Articles of Association. This proposal was approved and the final voting results were as follows:

For	Against	Abstain
7,816,061	0	0

The Adjournment Proposal described in the Proxy Statement was not presented at the Meeting because there were sufficient votes at the time of the Meeting to approve the adoption of the other proposals.

As described in the Proxy Statement, the Company provided its public shareholders with the opportunity to have all, or a portion, of their Class A ordinary shares redeemed for cash in connection with the Meeting. Holders of 1,226,085 Class A ordinary shares validly elected to redeem their shares for a full pro rata portion of the trust account holding the proceeds from the Company’s initial public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of PowerUp Acquisition Corp.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERUP ACQUISITION CORP.

	By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer

Date: May 28, 2024